EXHIBIT 99.7
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           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                         SEPTEMBER 30, 2001 (UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                       $    729,600
Accounts receivable, net of allowance of $512,298                  9,641,376
Inventories, net of allowance of $1,600,000                        7,317,744
Prepaid expenses                                                   1,162,688
                                                                ------------
      Total current assets                                        18,851,408

PROPERTY AND EQUIPMENT, net                                        6,380,196

INTANGIBLE ASSETS, net                                             7,948,731
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TOTAL ASSETS                                                    $ 33,180,335
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LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES NOT SUBJECT TO COMPROMISE
Current Liabilities:
  Notes payable                                                 $    451,918
  Accounts payable                                                    26,025
  Customer advances                                                   11,195
  Accrued expenses                                                    80,766
  Accrued payroll                                                    501,362
  Accrued interest                                                   435,380
  Accrued warranty                                                 2,215,954
                                                                ------------
               Total current liabilities                           3,722,600

LIABILITIES SUBJECT TO COMPROMISE (Note 3)                        60,398,114

COMMITMENTS AND CONTINGENCIES (See notes)

STOCKHOLDERS' EQUITY:
  Common stock - $.01 par value - Authorized, 1,000 shares;
      issued and outstanding, 1000 shares                                 10
  Additional paid-in capital                                      27,184,500
  Accumulated deficit                                            (57,395,873)
  Accumulated other comprehensive loss                              (729,016)
                                                                ------------

               Total stockholders' equity                        (30,940,379)
                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 33,180,335
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See notes to consolidated financial statements